Exhibit 10.23

VACASA HOLDINGS LLC

2016 EQUITY COMPENSATION INCENTIVE PLAN

UNIT APPRECIATION RIGHT AGREEMENT

Unless otherwise defined herein, the terms defined in the Vacasa Holdings LLC 2016 Equity Compensation Incentive Plan (the “Plan”) will have the same meanings in this Unit Appreciation Right Agreement (the “Agreement”).

NOTICE OF GRANT

Name:	<<Employee Name>> (the “Grantee”)

Address:	______________________________

Grantee has been granted a Unit Appreciation Right Award (the “Award”), subject to the terms and conditions of the Plan and this Agreement, as follows:

Grant Date	<<Grant Date>>

Vesting Commencement Date	<<Vest Date>>

Exercise Price per Unit	<<Exercise Price>>

Total Number of Units Granted	<<Quantity Granted>>

Term/Expiration Date:	<<Expiration Date>>

Vesting Schedule:

Subject to any accelerated vesting as set forth below or in the Plan, this Award may be exercised, in whole or in part, in accordance with the following schedule:

[___] of the Units subject to this Award will be scheduled to vest on [___] of the Vesting Commencement Date and [___] of the Units subject to this Award will be scheduled to vest each month thereafter on the same day of the month as the Vesting Commencement Date (or the last day of the month if there is no corresponding day in a given month), subject to Grantee continuing to be a Service Provider through each relevant vesting date; provided, however, that any Units subject to this Award that otherwise would vest on a date prior to the occurrence of either a Change in Control or the date six (6) months and one (1) day following the completion of the Company’s initial public offering (the “IPO,” and such date six (6) months and one (1) day following the IPO, the “Post-IPO Date”), will not vest in accordance with the foregoing vesting schedule and instead will vest upon the earlier of (a) the Change in Control or (b) the Post-IPO Date, subject to Grantee continuing to be a Service Provider through the relevant vesting date. If Grantee ceases to be a Service Provider for any or no reason before Grantee vests in any Units subject to this Award, such Units and Grantee’s rights with respect thereto will terminate immediately. For the avoidance of doubt, in the event that neither the Change in Control nor the Post-IPO Date occurs on or before the Term/Expiration Date set forth above, this Award and Grantee’s rights hereunder will terminate automatically upon the Term/Expiration Date.

Termination Period:

The vested portion of this Award shall be exercisable for ninety (90) days after the Grantee ceases to be a Service Provider, unless such cessation is due to the Grantee’s death or Disability, in which case this Award shall be exercisable for one (1) year after the Grantee ceases to be Service Provider. Notwithstanding the foregoing sentence, in no event may this Award be exercised after the Term/Expiration Date as provided above and may be subject to earlier termination as provided in Section 11 of the Plan.

By Grantee’s signature and the signature of the Company’s representative below, Grantee and the Company agree that this Unit Appreciation Right Award is granted under and governed by the terms and conditions of the Plan and this Agreement, including the terms in Appendix A, which is made a part of this document.

GRANTEE:	VACASA HOLDINGS LLC

Signature	By

<<Employee Name>>
Print Name	Title

APPENDIX A

TERMS AND CONDITIONS OF UNIT APPRECIATION RIGHT

1.                  Grant of Unit Appreciation Right. The Company hereby grants to the Grantee a Unit Appreciation Right Award, subject to all of the terms and conditions in this Agreement and the Plan.

2.                  Vesting Schedule. Subject to Section 3, the Unit Appreciation Rights awarded by this Agreement will vest in the Grantee according to the vesting schedule set forth on the attached Notice of Grant, subject to the Grantee continuing to be a Service Provider through each applicable vesting date.

3.                  Termination of Unit Appreciation Right. Notwithstanding any contrary provision of this Agreement, if the Grantee ceases to be a Service Provider for any or no reason, the then-unvested portion of the Award will terminate and the Grantee will have no further rights thereunder. The Grantee (or, if applicable, the Grantee’s personal representative, designated beneficiary, estate or the person(s) to whom the Award is transferred pursuant to the Grantee’s will or in accordance with the laws of descent and distribution) shall have the period set forth in Notice of Grant to exercise the Award to the extent vested as of the date the Grantee ceases to be a Service Provider. This Award may be exercised only within the term set out in the Notice of Grant of the Agreement or the Plan, and may be exercised during such term only in accordance with the Plan and the terms of this Agreement. Notwithstanding the foregoing in this Section 3, in the event that, prior to a Change in Control, the Grantee’s relationship with the Company as a Service Provider is terminated by the Company for cause (as determined by the Administrator in its sole reasonable discretion, a “Termination for Cause”), then all outstanding Unit Appreciation Rights issued under this Award shall be forfeited immediately without consideration therefor upon the Grantee’s Termination for Cause.

4.                  Exercise of Unit Appreciation Right.

4.1.            Method of Exercise. This Award is exercisable by the Grantee during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement. This Award is exercisable by (i) delivery of an exercise notice, in the form set forth as Exhibit I attached hereto or in such other form and manner determined by the Administrator, or (ii) following an electronic or other exercise procedure prescribed by the Administrator, which in either case shall state the election to exercise the Award, the number of Units in respect of which the Award is being exercised, and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. This Award shall be deemed to be exercised upon receipt by the Company of a fully executed exercise notice or completion of such exercise procedure, as the Administrator may determine in its sole discretion.

4.2.            Payment upon Exercise. Upon exercise of all or a specified portion of the Award, the Grantee shall be entitled to receive from the Company an amount determined as the product of (i) the positive difference (if any) obtained by subtracting (A) the Exercise Price Per Unit as set forth in the Notice of Grant from (B) the Fair Market Value of a Unit on the date of exercise of the Award, multiplied by (ii) the number of Units with respect to which the Award is exercised, reduced by any applicable tax withholding and subject to any limitations the Administrator may impose (such product, the “Exercise Consideration”). The Exercise Consideration will be paid: (x) if the exercise occurs prior to the earlier of a Change in Control or the completion of the Company’s initial public offering, in cash or cash equivalent, or (y) in all other cases, in cash or a cash equivalent, Common Units, other property, or a combination of the foregoing, as determined by the Administrator in its sole discretion. Such payment shall be made as soon as practicable, but in no event later than sixty (60) days following the date of exercise. The Administrator may determine in its sole discretion to permit Grantee to purchase the Units underlying the Award instead of paying to Grantee the Exercise Consideration on such terms and conditions as the Administrator so determines.

5.                  Forfeiture on Termination for Cause. In addition to any other terms and conditions the Administrator may require in its sole discretion, in the event this Award is settled in Common Units (such Common Units issued to Grantee upon settlement, the “Issued Units”) and, prior to a Change in Control, the Grantee’s Termination for Cause occurs, then all such outstanding Issued Units shall be forfeited immediately without consideration therefor upon the Grantee’s Termination for Cause.

6.                  Taxes.

6.1.            Tax Withholding. When the Unit Appreciation Right is settled (or Units purchased, as applicable) upon exercise of the right or, in the discretion of the Company, at such earlier time as the Tax Obligations are due, the Grantee agrees that the Company (or the Parent or Subsidiary retaining the services of the Grantee, as applicable) will have the power and the right to deduct or withhold, or require the Grantee to remit to the Company (or the Parent or Subsidiary retaining the services of the Grantee, as applicable), an amount sufficient to satisfy all Tax Obligations required or agreed to be withheld by the Company (or the Parent or Subsidiary retaining the services of the Grantee, as applicable). The Grantee agrees as a condition of the grant of this Award to make arrangements satisfactory to the Company to enable it to satisfy all withholding or remitting requirements related to any Tax Obligations. The Grantee authorizes the Company (and/or the Parent or Subsidiary retaining the services of the Grantee) to withhold all applicable Tax Obligations from the Grantee’s payment under this Agreement, wages or other cash compensation paid to the Grantee by the Company (and/or the Parent or Subsidiary retaining the services of the Grantee) in an amount sufficient to cover such Tax Obligations. Notwithstanding the foregoing, the Company, in its sole discretion, may require the Grantee to make alternate arrangements satisfactory to the Company for such Tax Obligations in advance of the arising of any Tax Obligations. All Tax Obligations and tax consequences related to this Award and any amounts delivered in payment thereof are the sole responsibility of the Grantee and the Grantee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to make the payment (or issuance of Units, as applicable) required under this Agreement if such Tax Obligations are not satisfied at the time of exercise.

6.2.            Section 409A. Under Section 409A, a Unit Appreciation Right granted with a per Unit exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of a Unit on the date of grant (a “Discount Right”) may be considered “deferred compensation.” A Discount Right may result in (i) income recognition by the Grantee prior to the exercise of the award, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. A Discount Right also may result in additional state income, penalty and interest tax to the Grantee. The Grantee acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the Exercise Price Per Unit of this Award equals or exceeds the Fair Market Value of a Unit on the Grant Date in a later examination. The Grantee agrees that if the IRS determines that the Award was granted with a per Unit exercise price that was less than the fair market value of a Unit on the date of grant, the Grantee will be solely responsible for Grantee’s costs related to such a determination. In no event will the Company (or the Parent or Subsidiary retaining the services of the Grantee) have any responsibility, liability, or obligation to reimburse, indemnify or hold harmless the Grantee for any taxes imposed or other costs incurred as a result of Section 409A.

7.                  No Rights as Member; No Interest. Neither the Grantee nor any person claiming under or through the Grantee will have any of the rights or privileges of a Member in respect of any Unit Appreciation Right granted hereunder, or the exercise thereof or in the case of the purchase of Units upon exercise, unless and until such Units are issued as evidenced by the appropriate entry on the books of the Company or of any duly authorized transfer agent of the Company. Any payment upon exercise of this Award in whole or in part will be paid without interest thereon.

8.                  No Effect on Service. The Grantee acknowledges and agrees that the vesting of this Award is earned only by the Grantee continuing to be a Service Provider through the applicable vesting dates. The Grantee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of the Grantee’s continuation as a Service Provider for the vesting period, for any period, or at all, and will not interfere with the Grantee’s right or the right of the Company to terminate the Grantee’s status as a Service Provider at any time, with or without cause.

9.                  Address for Notices. Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of its Chief Legal Officer at Vacasa Holdings LLC, 850 NW 13th Avenue, Portland, Oregon 97209, or at such other address as the Company may hereafter designate in writing.

10.              Grant is Not Transferable. Except to the limited extent permitted in the event of the Grantee’s death, this Award and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this Award, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this Award and the rights and privileges conferred hereby immediately will become null and void.

11.              Binding Agreement. Subject to the limitation on the transferability of this Award contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.              Additional Conditions to Issuance. If at any time the Company will determine, in its discretion, with respect to the Unit Appreciation Rights and/or any payment thereunder and/or the Units subject thereto, that the listing, registration, qualification or rule compliance under any U.S. federal, state, local or non-U.S. law, the tax code and related regulations or upon any securities exchange or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of the Unit Appreciation Rights or any payment to the Grantee hereunder, such issuance will not occur unless and until such listing, registration, qualification, rule compliance, consent or approval will have been completed, effected or obtained free of any conditions not acceptable to the Company. Where the Company determines that the delivery of the Unit Appreciation Rights or any payment thereunder (including, without limitation, any issuance of Units) will violate any federal securities laws or other applicable laws, the Company will defer delivery until the earliest date at which the Company reasonably anticipates that such delivery no longer will cause such violation. The Company will make all reasonable efforts to meet the requirements of any such U.S. federal, state, local or non-U.S. law or securities exchange and to obtain any such consent or approval of any such governmental authority or securities exchange.

13.              Plan Governs. This Agreement is subject to all terms and provisions of the Plan. In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.

14.              Administrator Authority. The Plan Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not and to what extent the Award has vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon the Grantee, the Company and all other interested persons.

15.              Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to this Award granted under the Plan or future awards that may be granted under the Plan by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through any online or electronic system established and maintained by the Company or another third party designated by the Company.

16.              Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.              Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

18.              Modifications to the Agreement. The Plan is established voluntarily by the Company, it is discretionary in nature, and the Company, in its discretion, may elect to terminate, suspend or modify the terms of the Plan at any time, to the extent permitted by the Plan. The Grantee agrees to be bound by such termination, suspension or modification regardless of whether notice is given to the Grantee of such event. The Company reserves the right to revise this Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Grantee, to comply with Section 409A or otherwise to avoid imposition of any additional tax or income recognition under Section 409A in connection to this Award of Unit Appreciation Rights. Further, the Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, and on the Unit Appreciation Rights granted hereunder, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to execute any additional agreements or undertakings that may be necessary to accomplish the foregoing. This Agreement, together with the Plan which is incorporated herein by reference, constitute the entire understanding of the parties on the subjects covered. The Grantee expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained in this Agreement and the Plan. Modifications to this Agreement or the terms of the Plan governing this Agreement can be made only in an express written contract executed by a duly authorized officer of the Company.

19.              Governing Law. This Agreement shall be governed by the laws of the State of Oregon, without giving effect to the conflict of law principles thereof.

* * *

EXHIBIT I

VACASA HOLDINGS LLC

2016 EQUITY COMPENSATION INCENTIVE PLAN

UNIT APPRECIATION RIGHT AGREEMENT

EXERCISE NOTICE

Vacasa Holdings LLC

850 NW 13th Avenue

Portland, Oregon 97209

Attention:

1.       Exercise of Unit Appreciation Right Award. Effective as of today, ________________, the undersigned (the “Grantee”) hereby elects to exercise ______________ Units under and pursuant to the Company’s 2016 Equity Compensation Incentive Plan (the “Plan”) and the Unit Appreciation Right Agreement dated [___] (the “Agreement”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2.       Representations of Grantee. The Grantee acknowledges that the Grantee has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

3.       Tax Consultation. The Grantee understands that the Grantee’s exercise hereunder may have tax consequences for the Grantee. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the exercise hereunder and that the Grantee is not relying on the Company for any tax advice.

4.       Entire Agreement; Governing Law. The Plan and Agreement are incorporated herein by reference. This Exercise Notice, the Plan and the Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. This Agreement is governed by the laws of the State of Oregon, without giving effect to the conflict of law principles thereof.

[Signature Page Follows]

Submitted by:

GRANTEE

Signature

<<Employee Name>>

Print Name

Accepted by:

VACASA HOLDINGS LLC

Signature

Title

Print Name

[Signature Page to Exercise Notice of Unit Appreciation Right Agreement]